UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2009

EvergreenBancorp, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON

(State or other jurisdiction of incorporation)

000-32915	91-2097262
(Commission File Number)	IRS Employer Identification No.

1111 3rd Avenue, Suite 2100

Seattle, WA. 98101

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 206-628-4250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement

EvergreenBank (the “Bank”), a wholly owned subsidiary of EvergreenBancorp, Inc. (“Registrant”), has stipulated and consented to a Consent Order issued on October 23, 2009 by the Federal Deposit Insurance Corporation (the “FDIC”) and the Washington Department of Financial Institutions (the “DFI”) which requires the Bank to take certain measures to improve its safety and soundness. A copy of the press release issued by the Bank relating to the order is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Consent Order was based on certain findings from an examination of the Bank concluded in June 2009. A copy of the Consent Order is attached as Exhibit 99.2 to this Current Report on Form 8-K. In entering into the stipulation and consenting to entry of the order, the Bank did not concede the findings or admit to any of the assertions therein.

Under the order, the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to improve the safety and soundness of the Bank. These actions include that the Bank will maintain qualified management and continued active Board participation in the affairs of the Bank, develop and adopt a plan to increase capital to comply with the terms of the order, increase its allowance for loan losses, reduce the level of classified and delinquent loans, develop a funds management plan which includes a reduction in the reliance on non-core funding sources, and report quarterly on the Bank’s progress in meeting the requirements of the order. In addition, the Bank is required to attain specified capital levels including a Tier 1 capital leverage ratio of 10% and a total risk-based capital ratio of 12% within 90 days of the order, and obtain approval from the FDIC and the DFI of director and management changes and of dividend payments.

On October 23, 2009, the Company entered into a written agreement with the Federal Reserve Bank of San Francisco (the “FRB”), which is attached in its entirety as Exhibit 99.3 to this Current Report on Form 8-K.

The FRB Agreement is designed to enhance the Company’s ability to act as a source of strength to the Bank and requires that the Company obtain FRB approval before paying dividends, taking dividends from the Bank, making payments on subordinated debt or trust preferred securities, incurring debt or purchasing/redeeming Company stock. The FRB Agreement also requires the Company to submit a capital plan, cash flow projections and progress reports and to obtain FRB approval before appointing new directors or senior executive officers and comply with certain payment restrictions on golden parachute payments and indemnification restrictions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

99.1	Registrant’s press release dated October 28, 2009

99.2	FDIC & DFI Consent Order issued October 23, 2009

99.3	Written Agreement with the Federal Reserve Bank of San Francisco, dated October 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2009

EVERGREENBANCORP, INC.

By:	/S/ GORDON D. BROWNING
Gordon Browning
Executive Vice President and Chief Financial Officer